SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                         Date of Report April 17, 1997


                       Creative Medical Development, Inc.

              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                       33-75276                     68-0281098
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   (State of                      (Commission                  (IRS Employer
incorporation)                    File Number)               Identification No.)



975 SE Sandy Blvd., Portland, Oregon                                97214
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(Address of principal executive offices)                         (Zip Code)



        Registrant's telephone number, including area code (503) 230-8034





                   870 Gold Flat Road, Nevada City, CA    95959
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

     See Item 2.

Item 2.  Acquisition or Disposition of Assets.

On April 17, 1997, Registrant entered into a definitive merger agreement with OMNI International Rail Products, Inc. ("OMNI"). The merger was completed April 30, 1997. Under the terms of the agreement, OMNI was merged with and into a wholly owned subsidiary of the Company formed specifically for the purposes of the transaction. In connection with the merger, the Company issued approximately 5,200,000 shares of common stock and approximately 540,000 shares of preferred stock to OMNI's shareholders.

OMNI is a manufacturer of premium rail grade crossing surfaces, offering a full line of crossing systems. The business will continue to operate under the name OMNI Products, Inc.

Item 7.  Financial Statement and Exhibits.

Financial statement of business acquired.

It is impracticable to provide the required financial statements at this time. The required financial statements will be provided not later than 60 days from the date hereof.

Pro forma financial information.

It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be provided not later than 60 days from the date hereof.

Exhibits

     Exhibit 10.06  Copy of Merger Agreement and Plan of Reorganization

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Creative Medical Development, Inc.


Date:  May 2, 1997                           By: /S/  MICHAEL L. DEBONNY
                                                --------------------------------
                                                Michael L. DeBonny, CEO